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ARM Financial Group, Inc.

                                   October 9, 1997

VIA FEDERAL EXPRESS
Mr. Paul Muratore
Shorenstein Company
200 Park Avenue
New York, New York 10166

               Re: Lease (the "Lease") dated as of August 4, 1993 between Metropolitan Life Insurance Company, as landlord ("Landlord"), and Kleinwort Benson Investment Management Americas, Inc. (successor in interest to Kleinwort Benson International Investments Ltd.), as tenant, regarding space (the "Premises") on the 20th floor at 200 Park Avenue, New York, New York, as assigned to ARM Capital Advisors, Inc. ("ARMCA") as of January 5, 1995.


Dear Paul:

     We are writing to advise you that we are transferring substantially all of the assets of ARMCA, including without limitation ARMCA's right, title and interest in and to the Lease, to ARM Capital Advisors, LLC ("ARMCA, LLC"), a newly formed limited liability company which, upon consummation of this transaction, will be 80% owned by ARM Capital Advisors Holdings, LLC, an entity controlled by Mr. Emad Zikry, and 20% owned by ARM Financial Group, Inc.

     In accordance with the terms of the Lease, please acknowledge your consent to ARMCA assigning all of its right, title and interest in and to the Lease to ARMCA, LLC by signing where indicated below. Upon closing this transaction, we will send you a copy of the assignment and assumption of the Lease.


     Thank you for your assistance. Please give me a call if you have any questions.

                                        Sincerely,

                                        /s/ Craig A. Hawley


                                        Craig A. Hawley,
                                        Assistant General Counsel


ARM Financial Group. Inc.
515 West Market Street
Louisville, KY 40202-3319


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READ AND AGREED TO:

METROPOLITAN LIFE INSURANCE COMPANY

By:/S/ W. Mark Keeney
   ----------------------------------
Name:/S/ W. Mark Keeney
     --------------------------------
Title: Regional Manager
      -------------------------------


cc:  Robert H. Scott, Esq.